Exhibit 99

FOR IMMEDIATE RELEASE

Contacts:               ESG Re Limited

Alasdair Davis

Chief Executive Officer

Tel:  +353 1 6750200

e-mail: alasdair.davis@esg-world.com

OR

ESG Re Limited

Alice Russell

Investor Relations

Tel:  +353 86 819 2945

e-mail:  alice.russell@esre.ie

DELOITTE & TOUCHE WITHDRAWS PRIOR AUDIT AND REVIEW REPORTS OVER
ACCOUNTING TREATMENT OF ACE LIMITED CONTRACT

HAMILTON, BERMUDA, December 23, 2002 – ESG Re Limited (Nasdaq: ESREE) announced today that Deloitte & Touche has withdrawn its audit reports related to the year ended December 31, 2001 and review reports related to the quarters ended September 30, 2001, March 31, 2002 and June 30, 2002, and accordingly those reports and the related financial statements should not be relied on.   Deloitte & Touche notified the Company that this withdrawal relates to the Company’s accounting treatment for its co-reinsurance contract with ACE Limited.

The Company signed a co-reinsurance contract with ACE Limited (“ACE”) in November 2001 that became retroactively effective to January 1, 2001, whereby ACE would assume approximately 50% of the risks in respect of the Company’s North America Medical business directly from the customer, with the Company assuming the remaining 50% of the risk.  However, under SFAS 113, the premiums written during the retroactive period were deemed to be 100% written by the Company with the co-reinsurance to ACE treated as a retroactive retrocession arrangement (ACE reinsuring the Company and not the customer for approximately 50% of the risk).  In accounting for this retroactive transaction, we did not show premiums earned, and related losses and loss adjustment expenses and acquisition costs in our reported revenues and expenses, in respect of the ACE share of the risks in the retroactive period, during the third and fourth quarters of 2001 and the first and second quarters of 2002.  Consistent with SFAS 113, we did not recognize any of the profits of the ACE share of the reinsurance contract in our statement of operations and hence, there was no impact on our reported net income or net loss in any affected period.   The Company was investigating the

proper accounting and financial statement presentation for the ACE transaction at the date of D&T’s resignation.

As reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 10, 2002, the Company has engaged BDO International as auditors.  We are working with BDO International to determine the proper reporting of these adjustments.  The Company is prepared to restate prior periods, if necessary, when BDO International completes its audit and/or review of the affected periods.  If restatement is required, the following tables show the Company’s calculation of the expected impact that the correct accounting for this contract would have had on our reported revenues, expenses and net income or net loss in prior periods, as well as expected impact on assets, liabilities and shareholders equity.  These restated amounts are the Company’s estimates and remain subject to audit or review and may change upon the completion of such events.

	Q3 2001	Q4 2001	Year End 2001	Q1 2002	Q2 2002	6 Months ended 6/30/02

Total Reported Revenues	$29,827	$45,521	$160,533	$37,050	$26,426	$63,476
Correction of ACE Postings	1,527	2,825	4,352	2,491	3,489	5,980
Adjusted Total Revenues	$31,354	$48,346	$164,885	$39,541	$29,915	$69,456
% Change to Total Reported Revenues	5.12%	6.21%	2.71%	6.72%	13.20%	9.42%

Total Reported Expenses	$29,730	$53,538	$178,312	$42,580	$45,667	$88,247
Correction of ACE Postings	1,527	2,825	4,352	2,491	3,489	5,980
Adjusted Total Expenses	$31,257	$56,363	$182,664	$45,071	$49,156	$94,227
% Change to Total Reported Expenses	5.14%	5.28%	2.44%	5.85%	7.64%	6.78%

Total Reported Net Income/(Loss)	$97	$(8,017)	$(17,779)	$(5,530)	$(19,241)	$(24,771)
Correction of ACE Postings	—	—	—	—	—	—
Adjusted Total Net Income/(Loss)	$97	$(8,017)	$(17,779)	$(5,530)	$(19,241)	$(24,771)
% Change to Total Reported Net Income/(Loss)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

	As at 9/30/2001	As at 12/31/2001	As at 3/31/2002	As at 6/30/2002

Total Reported Assets	$456,098	$455,529	$439,352	$436,254
Correction of ACE Postings	-1,017	-1,422	-2,385	-3,497
Adjusted Total Assets	$455,081	$454,107	$436,967	$432,757
% Change to Total Reported Assets	-0.22%	-0.31%	-0.54%	-0.80%

Total Reported Liabilities	$345,956	$360,459	$349,505	$364,417
Correction of ACE Postings	-1,017	-1,422	-2,385	-3,497
Adjusted Total Liabilities	$344,939	$359,037	$347,120	$360,920
% Change to Total Reported Liabilities	-0.29%	-0.39%	-0.68%	-0.96%

Total Reported Shareholders’ Equity	$110,142	$95,070	$89,847	$71,837
Correction of ACE Postings	-	-	-	-
Adjusted Shareholders’ Equity	$110,142	$95,070	$89,847	$71,837
% Change to Total Reported Shareholders’ Equity	0.00%	0.00%	0.00%	0.00%

Uncertainties related to forward looking statements:  Certain statements and information included in this Press Release constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 as amended.  These statements express our intentions, strategies, or predictions for the future. Forward looking statements in this Press Release include, among other things, statements regarding a possible restatement of prior period financial statements and the financial effect of a possible restatement.  These forward looking statements involve unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of ESG to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  A further discussion of factors that could affect ESG’s results is included in reports filed by ESG with the Securities and Exchange Commission, including ESG’s Annual Report on Form 10-K for the year ended December 31, 2001 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.